Exhibit 10.3

AMENDMENT NO. 2

TO THE

MATTEL, INC. DEFERRED COMPENSATION AND PIP EXCESS PLAN (POST-2004)

WHEREAS, Mattel, Inc. (“Mattel”) maintains the Mattel, Inc. Deferred Compensation and PIP Excess Plan (Post-2004), effective as of January 1, 2005 (the “Plan”);

WHEREAS, pursuant to Section 9.10(a) of the Plan, the Board of Directors of Mattel (the “Board”) or the Compensation Committee thereof has the right to amend the Plan in whole or in part from time to time, provided, that no such action shall cancel or reduce the amount of a Plan participant’s previously vested accrued benefits; and

WHEREAS, the Compensation Committee desires to amend the Plan to cause certain amounts payable under the Plan to be subject to the Mattel, Inc. Compensation Recovery Policy.

NOW, THEREFORE, pursuant to Section 9.10(a) of the Plan, the Plan is hereby amended, effective as of August 29, 2013, as follows:

1. A new Article X shall be added as follows:

“ARTICLE X.

COMPENSATION RECOVERY POLICY

Notwithstanding any provision in this Plan to the contrary, amounts paid or payable under this Plan shall be subject to the terms and conditions of the Mattel, Inc. Compensation Recovery Policy, as may be amended from time to time (the “Compensation Recovery Policy”), to the extent applicable (including by reason of such amounts being calculated or determined by reference to an underlying amount or payment that is subject to the Compensation Recovery Policy).”

2. Affected Participant Consent. This Amendment No. 2 is subject to the consent of each Plan participant who is subject to the Compensation Recovery Policy and participates in the Plan as of August 29, 2013 (each, an “Affected Participant”). To the extent that any such Affected Participant does not consent to this Amendment No. 2, the provisions of this Amendment No. 2 shall not apply to such Affected Participant.

3. Ratification and Confirmation. Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.

4. Governing Law. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

5. Headings. Section headings are for convenience only and shall not be considered a part of this Amendment No. 2.

IN WITNESS WHEREOF, Mattel has caused this Amendment No. 2 to be executed, effective as of August 29, 2013.

MATTEL, INC.

By:	/s/ Alan Kaye
Name:	Alan Kaye
Title:	Executive Vice President, Chief Human Resources Officer

Dated:	September 3, 2013